UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2007

METRETEK TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-19793	84-1169358
(State or other jurisdiction	(Commission File Number)	(I.R.S Employer
of incorporation)		Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina		27587
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (919) 556-3056
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On June 28, 2007, Metretek Technologies, Inc., a Delaware corporation (the “Company”), issued a press release announcing that the Company had received a letter from the Securities and Exchange Commission (the “SEC”) advising the Company that the SEC’s investigation has been completed and that the SEC does not intend to recommend any enforcement action. The letter concludes the SEC’s informal, non-public inquiry commenced in May 2006 into certain events relating to announcements made by the Company in February and March 2006 of orders received by the Company’s subsidiary PowerSecure, Inc. These events included events that had been the subject of a previous review by the National Association of Securities Dealers (“NASD”), on behalf of the American Stock Exchange.
     The Company had fully cooperated with the SEC inquiry and the earlier NASD review, which had been previously disclosed by the Company in its SEC filings. The initial letter of inquiry by the SEC and the initial letter of review by the NASD had each advised the Company that such inquiry and review should not be construed as an indication that any violation of law had occurred.
     A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
99.1	Press Release of Metretek Technologies, Inc., issued June 28, 2007, announcing termination of SEC inquiry

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRETEK TECHNOLOGIES, INC.
By:	/s/ Sidney Hinton
Sidney Hinton
President and Chief Executive Officer

Dated: June 28, 2007

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